UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2014

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 18, 2014, Berwyn Funding LLC, a wholly-owned, special purpose financing subsidiary of FS Energy and Power Fund (the “Company”), entered into an amendment to the committed facility agreement, dated as of December 11, 2013, between BNP Paribas Prime Brokerage, Inc., on behalf of itself and as agent for the BNPP Entities (“BNP”), and Berwyn Funding LLC (the “Amendment”). The Amendment increased the maximum commitment financing available to Berwyn Funding LLC from $200,000,000 to $300,000,000 and added a 30-day cancellation right for BNP if BNP Paribas’ long-term credit rating declines three or more notches below its highest rating by any of Standard & Poor's Financial Services LLC, Moody’s Investors Service, Inc., or Fitch Ratings, Inc., during the period commencing on the closing date of the committed facility agreement (December 11, 2013) and ending on the date of such long-term credit rating decline. The Company has paid or will pay certain fees to BNP Paribas Prime Brokerage, Inc. in connection with the Amendment.

No other material terms of the committed facility agreement changed in connection with the Amendment.

The foregoing description of the Amendment as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	First Amendment Agreement, dated as of August 18, 2014, between BNP Paribas Prime Brokerage, Inc., on behalf of itself and as agent for the BNPP Entities and Berwyn Funding LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date: August 21, 2014	By:	/s/ Michael C. Forman
	Name:	Michael C. Forman
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	First Amendment Agreement, dated as of August 18, 2014, between BNP Paribas Prime Brokerage, Inc., on behalf of itself and as agent for the BNPP Entities and Berwyn Funding LLC.